FORM OF
                         MANAGEMENT RETENTION AGREEMENT



                  MANAGEMENT RETENTION AGREEMENT (this "Agreement"), made as of May 15, 1996 by and between HCIA INC., a Maryland corporation (the "Company"), and the executive officer named on the signature page of this Agreement (the "Executive").

                                   WITNESSETH:

                  WHEREAS, the Executive is currently a valued key executive of the Company or one of its Affiliates (as defined below); and

                  WHEREAS, the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), recognizes that in the event of a future change in control of the Company, or any threatened change in control, uncertainty and questions could rise among management and could result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

                  WHEREAS, the Company considers it essential to the best interests of its stockholders to foster to continuous employment of key management personnel, such as the Executive, in the event of any actual or threatened change in control by providing for the payment of severance benefits in the event of the Executive's termination of employment following a change in control;

                  NOW,   THEREFORE,   in  consideration  of  the  covenants  and
agreements herein contained, the parties hereto agree as follows:

                  1.       Employment and Duties

                           The Company  hereby  agrees to employ the  Executive
in the capacity indicated on the signature page of this Agreement, and the Executive hereby accepts such employment. During the Term, as defined in
Section 2 below, the Executive shall have such duties as may be assigned to the Executive from time to time by the Board or the Board's designee which are commensurate with the duties of the Executive in the capacity indicated on the signature page of this Agreement or such other, superior position to which the Executive may be promoted by the Company in its discretion. The Executive shall devote substantially all his business time, attention, skill and efforts during the Term to the faithful performance of his duties hereunder and shall not accept employment elsewhere during the Term.

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                  2.       Term

                           The  term  of the  Executive's  employment  under
this Agreement (the "Term") shall commence on the date of any Change in Control occurring after the date hereof and shall continue in effect through the second anniversary thereof. The provisions of this Agreement shall continue in effect beyond the Term to the extent necessary to carry out the intentions of the parties hereto. As used in this Agreement, a "Change in Control" shall be deemed to occur on the date on which one of the following events occurs:

                           (i)      the  acquisition  by any person  (within the
meaning of Sections 13(d) and/or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates, of beneficial ownership (within the meaning of the rules promulgated under Section 13(d) of the Exchange Act) of 30% or more of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or of equity securities having a value equal to 30% or more of the total value of all equity securities of the Company; or

                           (ii)     individuals  who as of the date of this
Agreement constitute the Board, and subsequently elected members of the Board whose election is approved or recommended by at least majority of such current members or their successors whose election was so approved or recommended, cease for any reason to constitute at least a majority of such Board; or

                           (iii)    a change in the  composition  of a majority
of the Board within twelve (12) months after any person (as defined above) is or becomes the beneficial owner (as defined above) of securities of the Company representing 20% or more of the then outstanding securities of the Company entitled to vote generally in the election of directors or of equity securities having a value equal to 20% or more of the total value of all equity securities of the Company; or

                           (iv)     a change in  control of a nature  that
would be required to be reported in response to Item 8(a) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, as in effect on the date of this Agreement.

                  3.       Compensation

                           During the Term the Executive  shall be entitled to
the following  compensation  for his services to the Company:

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                           (a)      Base Salary.     The Company  shall pay,
and the Executive shall accept, a base salary (the "Base Salary") at a rate no less than the Executive's base salary in effect immediately prior to the Change in Control, subject to increase in accordance with the immediately succeeding sentence. The Base Salary shall be reviewed at least annually by the Committee and may be increased, but not decreased, to reflect the Executive's performance and shall be increased to provide the Executive with such other increases as shall be consistent with increases in base salary awarded in the ordinary course of business to other key executives of the Company or of any Affiliate.

                           (b)      Cash Bonus.      In addition to the Base
Salary, the Executive shall be paid for each full or partial fiscal year of the Company during the Term, an annual cash bonus (the "Bonus") pursuant to the current bonus and incentive plans of the Company, as may be amended or supplemented by the Company during the Term; provided, however, that such annual Bonus shall be a percentage of the Base Salary payable to the Executive for the relevant fiscal year, which is no less than the Executive's bonus for the prior fiscal year was as a percentage of the Executive's Base Salary for such year. Bonuses shall be paid in cash to the Executive no later than 30 days following the close of each fiscal year during and immediately following the Term.

                           (c)      Incentive,  Savings and  Retirement  Plans.
In addition to the Base Salary and Bonuses payable pursuant to this Agreement, the Executive shall be entitled to participate in incentive, savings and retirement plans and programs, whether qualified or non-qualified (including, without limitation, the Company's 1994 Stock and Incentive Plan and the Company's Savings Incentive Plan), or substantially equivalent successor or substitute plans) of the Company and its Affiliates applicable to other key executives, providing an aggregate level of compensation (including target payouts, where applicable) and benefits no less favorable than in effect prior to a Change in Control.

                           (d)      Welfare  Benefits Plans. The Executive
and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under each welfare benefit plan of the Company applicable to other key executives including without limitation, all medical, dental, disability, group life, accident death and travel accident insurance plans and programs of the Company and its Affiliates, upon terms, and at a level of participation, no less favorable than applicable to other similarly situated executives of the Company and its Affiliates.

                           (e)      Expenses.        The   Executive   shall  be
entitled   to   receive   prompt reimbursement for all reasonable  expenses
incurred by him in the performance of his duties for the Company which shall be paid to him in accordance with the policies and procedures of the Company as in effect at any time thereafter with respect to other key executives.

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                           (f)      Fringe Benefits. The  Executive  shall be
entitled to fringe benefits no less favorable than in effect prior to a Change in Control.

                           (g)      Office and Support Staff. The  Executive
shall be entitled to an office or offices of a size and with furnishings and other amenities, and to secretarial and other assistance, at least equal to those available to the Executive prior to a Change in Control.

                           (h)      Vacation.        The  Executive  shall be
entitled to paid vacation, and paid holidays in accordance with the policies of the Company as in effect upon the commencement of the Term.

                           (i)      Application of Severance  Policies  After
the Term. Upon the expiration of the Term, the Executive shall become a participant in the most favorable severance policy applicable to similarly
situated  executives  of the  Company and its Affiliates   (other  than  as
agreed  to  as  part  of  individual   employment agreements),  with all  years
of service with the Company and any Affiliate counted for purposes of the calculation of such severance benefits.

                           (j)      Stock Options,  etc. Upon the  commencement
of the Term, the Executive shall be fully vested in all stock options, restricted stocks, restricted stock units and any other awards theretofore awarded under the Company's 1994 Stock and Incentive Plan, as amended, or any successor thereto.

                  4.       Termination of Employment

                           (a)      Termination for Cause; Resignation without
Good Reason.       The  Company  may terminate the Executive's  employment
hereunder for Cause (as defined in Section 7 of this Agreement). If the Executive's employment is terminated by the Company for Cause, or by the Executive for reasons other than Good Reason (as defined in Section 7 of this Agreement) prior to the expiration of the Term, the Company shall be obligated to make payment of any Compensation (as defined in Section 7 of this Agreement) earned prior to the Date of Termination (as defined in Section 7 of this Agreement) but not yet paid to the Executive and any payment from any employee benefit plan described in Section 3 of this Agreement which shall be paid in accordance with such plan and the continuation of coverage under any insurance program as required under any such benefit plan or which may be required by law. The Executive shall also be entitled to the payment of any Bonus earned but not yet paid, including, without limitation, any deferred Bonus, and the pro rata amount of the guaranteed minimum Bonus under Section 3(b) of this Agreement if the Date of Termination occurs before the end of any fiscal year. Except as provided above, the Company shall not be obligated to make any additional payments of Compensation or

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benefits specified in Section 3 of this Agreement for any periods after the Date of Termination.

                           (b)      Resignation  for Good Reason;  Termination
without Cause. If the Executive's employment is terminated by the Executive for Good Reason or by the Company without Cause, in either case at any time prior to the expiration of the Term, the Executive shall be entitled to the following benefits:

                                    (i)     In  addition  to the  payment of all
         Base Salary and any Bonus earned but not paid, or a pro rata portion of the guaranteed minimum Bonus under Section 3(b) of this Agreement if the Date of Termination occurs prior to the end of any fiscal year, the Executive also shall, subject to Section 5 of this Agreement, receive payment in cash equal to two times the sum of (x) his highest Base Salary and (y) the highest Bonus percentage paid or payable to the Executive at any time prior to his Date of Termination times his highest Base Salary (the sum of the amounts described in the foregoing clauses (x) and (y) being referred to as the "Reference Amount"). (For purposes of calculating the Reference Amount, "Bonus" shall include cash bonus and the value on the grant date, as determined by the Committee, of any restricted stock or restricted stock units or other awards granted in lieu of cash, but excluding the value of any stock options.)

                                    (ii)    For purposes of calculating the
         Executive's benefit under any in force retirement plan (the "Retirement Plan"), the Executive shall receive an additional two years of credited service.

                                    (iii)   Within five business days  following
         the Termination Date, the Company shall make a lump sum payment to the Executive equal to the amount that the Company would have contributed for the Executive's account under the Company's Savings Incentive Plan (or any successor plan) (the "SIP") in respect of the two years following the Termination Date, based on (A) the formula for determining employer contributions in effect on the Termination Date and (B) the Base Salary (and, if such formula takes account of bonus compensation, the Bonus) used for purposes of determining the Reference Amount, and calculated without giving effect to the limitations provided for in Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provisions thereto.

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                                    (iv)    Within five business days  following
         the Termination Date the Executive shall receive a lump sum payment of his account balance as of the Date of Termination under any nonqualified plan, if any, maintained by the Company or any of its Affiliates to provide benefits in excess of those permitted under the Code to be provided by the SIP. The Company shall remain obligated to pay to the Executive or his beneficiaries any benefits to which he or they may be entitled under any nonqualified plan maintained by the Company or any of its Affiliates to provide benefits in excess of those permitted under the Code to be provided by the Retirement Plan, if any; such payments shall be made in accordance with the terms of such plans, and benefits thereunder shall take account of the two years of additional credited service provided for in clause (ii) above.

                                    (v)     For a  period  of two  years
         following  the  Date of Termination  (the  "Continuation   Period"),
         the Executive and his dependents, if any, shall continue to participate (at no greater expense to them than was the case for such coverage prior to his termination) in the employee benefit arrangements described in Section 3(d) and 3(f) above; provided, however, that the benefits described in Section 3(d) shall cease to the extent the Executive begins coverage under plans of a subsequent employer.

                                    (vi)    At  the   end  of  the
         Continuation   Period,   the Executive  and his family  shall be
         entitled for the remainder of his life to retiree medical and dental benefits under any applicable plans and programs of the Company as if he retired on the last day of the Continuation Period, with such benefits to commence immediately at the end of the Continuation
         Period and with the amount of contribution by the Executive to be no greater than that of any other employee of the Company who had retired on the last day of the Continuation Period (it being understood and agreed that contribution rates may be changed, and the terms of such benefits may be modified, to the extent permitted under the relevant plans, from those in effect on the date hereof).

                                    (vii)   During the  Continuation  Period,
         the Company shall provide the Executive with appropriate individual outplacement services and financial planning at the Company's expense.

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                                    (viii)  The  Executive  shall be fully
         vested in all stock options, restricted stock, restricted stock units and any other awards theretofore awarded to him under the Company's 1994 Stock and Incentive Plan, as amended, or any successor thereto.

                                    (ix)    The  Executive  shall  receive all
         amounts due to him under any compensatory plan or arrangement of the Company and not specifically addressed above, in accordance with the terms of the relevant plan or arrangement.

                           (c)      Death Before End of Term.  If the  Executive
dies prior to the expiration of the Term, the Company shall be under no obligation to make additional payments of the Compensation and benefits described in Section 3 of the Agreement to the Executive's estate after the Date of Termination except, however, for any Compensation earned prior to the Date of Termination but not yet paid, including, without limitation, any deferred Bonus and the pro rata amount of the guaranteed minimum Bonus under Section 3(b) of this Agreement if the Date of Termination occurs before the end of a fiscal year, and all benefits payable under the various plans described in Section 3 of this Agreement, which shall be paid in accordance with the terms of all such applicable plans. The Company shall also continue to provide any benefits to the Executive's survivors as required by law.

                           (d)      Disability.      In the  event  of the
Executive's Permanent Disability (as defined in Section 7 of this Agreement) prior to the expiration of the Term, the Executive's employment shall terminate. In that event, the Executive shall be entitled to continue to receive payment of the Compensation and benefits described in Section 3 of the Agreement through the end of the Term, less the amount of any payment to the Executive on account of disability from any employer sponsored disability insurance plan. In addition, the Executive shall receive all benefits payable under the various plans described in Section 3 of this Agreement, which shall be paid in accordance with the terms of all such applicable plans.

                           (e)      Retirement.      The  Executive  may
terminate his employment on account of Retirement (as defined in Section 7 of this Agreement). The Executive shall not be entitled to any further payments of Compensation or other benefits provided under Section 3 of this Agreement after the Date of Termination, other than any retirement benefit payments from any employer sponsored plan, any Compensation earned prior to the date of Retirement but not yet paid, including, without limitation, any deferred Bonus and the pro rata amount of the guaranteed minimum Bonus under Section 3(b) of this Agreement if the Date of Termination occurs before the end of a fiscal year, and all benefits payable under the various plans described in Section 3 of this Agreement, which shall be paid in accordance with the terms of all such applicable plans.

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                           (f)      Notice of Termination  Required.  No
termination of employment by the Executive or by the  Company  pursuant  to this
Section 4 shall be effective unless the terminating party shall have delivered a Notice of Termination (as defined in Section 7 of this Agreement) to the other party.

                           (h)      Nature of  Payments.  Any amounts due under
this Section 4 are in the nature of severance payments, liquidated damages, or both, and are not in the nature of a penalty.

                  5.       Form of Payment; Mitigation and Offset Provisions

                           (a)      Executive's Election.

                                    (i)     In the event of a  termination  of
         employment under Section 4(b) of this Agreement, the Executive shall have an election, which shall be made by written notice to the Company no later than the Date of Termination and which shall be subject to subsection (ii) below, to be paid under Section 4(b)(i) an amount equal to one times the Reference Amount either in the form of a lump sum payment, which shall be paid no later than five business days following the Date of Termination, or to receive the benefits provided for in Section 4(b)(i) periodically during the Continuation Period, in which case the portion of such benefits corresponding to the Base Salary will be paid in substantially equal installments at such intervals (not less frequently than monthly) during the first year of the Continuation Period as may be determined by the Company in accordance with its payroll practices as established from time to time, and the portion of such payment corresponding to the Bonus will be paid at such times as bonuses are generally payable to executives of the Company and its Affiliates, but in any event not more than 30 days following the end of the Company's relevant fiscal year. The Executive's failure to make an election in writing prior to the Termination Date shall be treated as an election to receive the lump sum payment provided for in the preceding sentence. The Executive shall not have an election as to the form of payment with respect to amounts in excess of one times the Reference Amount to which he is entitled under Section 4(b)(i); such amounts shall be paid to the Executive periodically, commencing as of the first anniversary of the Termination Date, in the manner provided for periodic payments in the first sentence of this Section 5(a), and shall be subject to the offset provisions of Section 5(b).

                                    (ii)    Notwithstanding  anything  in
         subsection (i) above, if during the Continuation Period the Executive becomes employed by, or is engaged to provide services for
         pay  as  a  consultant  or  other   independent contractor  (but
         excluding  service  solely  as a member of a board of directors),  to

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         any  party  other  than  the  Company  or  any  of its Affiliates  (a
         "Third Party Employer"), then any election by the Executive to receive payments under Section 4(b)(i) periodically shall no longer be in effect, and the Company shall make a lump sum payment to the Executive within five business days after having received notice of such other employment or services arrangement of any amount that remains due to the Executive under Section 4(b)(i), such amount to be determined as provided in Section 5(b) of this Agreement.

                           (b)      Offset.  In the event of any  termination of
the Executive's employment, the Executive shall be under no obligation to seek other employment or otherwise to mitigate damages resulting from his termination of employment. In addition, there shall be no offset against amounts due to the Executive under Section 4(b)(i) equal to one times the Reference Amount, or against amounts due the Executive under any other provision of this Agreement, on account of any remuneration to which the Executive becomes entitled from a Third Party Employer, other than as provided in Section 4(b)(v) relating to continuation of benefits coverage.
With respect to amounts under Section 4(b)(i) in excess of one times the Reference Amount, such amounts shall be offset by the amount of cash compensation to which the Executive becomes entitled, or which is voluntarily deferred at his request, during the Continuation Period, from a Third Party Employer. Promptly upon becoming engaged by a Third Party Employer, the Executive shall provide the Company with written notice of such engagement and shall set forth the terms of his compensation, including any amount of guaranteed or target bonus; within five business days of the receipt of such notice, the Company shall make a lump-sum payment to the Executive equal to:

                           (X) one times the Reference Amount less any amount previously paid to the Executive pursuant to Section 4(b)(i); plus

                           (Y) (1) the amount that remains due to the Executive under Section 4(b)(i) after giving effect to the preceding clause (X), reduced by (2) the amount of cash compensation to which the Executive will become entitled during the Continuation Period from the Third Party Employer (including any amounts which are to be voluntarily deferred at his request) based on the compensation information set forth in his notice to the Company, including therein a pro rata portion (based on the number of days remaining in the Continuation Period) of any guaranteed or target bonus. The Company and the Executive shall use their good faith efforts to agree upon the offset amount, but in the event they are unable to agree, the amount proposed by the Executive, and certified by an independent certified public account selected by the Executive, shall control.

                  6.       Protection of the Company's Interests

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                           (a)      Confidential Information. Except  for
actions taken in the course of his employment hereunder or as required by law, at no time shall the Executive divulge, furnish or make accessible to any person any information of a confidential or proprietary nature obtained by him while in the employ of the Company. Upon termination of his employment with the Company, the Executive shall return to the Company all such information which exists in written or other physical form and all copies thereof in his possession or under his control.

                           (b)      Remedies.        The  Executive
acknowledges  that  a  breach  of  any  of the covenants contained in this
Section 6 may result in material irreparable injury to the Company or its Affiliates for which there is no adequate remedy at law, that will not be possible to measure damages for such injuries precisely and that, in the event of such breach or threat thereof, the Company shall be entitled, in addition to any other rights or remedies it may have, to obtain a temporary restraining order and/or a preliminary or permanent injunction enjoining or restraining the Executive from engaging in activities prohibited by this
Section 6. If there occurs a breach of this Section 6 above, the Company shall be entitled to cease all payments and benefits required under this Agreement.

                  7.       Definitions

                           As used in this Agreement,  the following terms shall
have the following meanings:

                           (a)      Cause.  Each of the following shall
                                    constitute "Cause":

                                    (i)     the willful  commission  by the
         Executive of acts that are dishonest and demonstrably and materially injurious to the Company or any of its Affiliates, monetarily or otherwise;

                                    (ii)    the  conviction  of the  Executive
         for a felonious act resulting in material harm to the financial condition or business reputation of the Company or any of its Affiliates; or

                                    (iii)   a  material  breach of any of the
         covenants  set forth in Section 6 of this Agreement.

                           (b)      Good  Reason.  For  purposes  of this
Agreement, "Good Reason" shall mean, without the Executive's express written consent, any of the following:

                                    (i)     a  substantial  adverse  alteration
         in the nature or status of the Executive's duties or responsibilities or in the Executive's title;

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                                    (ii)    the  failure  of  the  Company  to
         pay when due the Executive any Compensation or provide other benefits as specified in this Agreement or a reduction by the Company in the Executive's Compensation or benefits or a failure by the Company to increase the Executive's Compensation as required in Section 3 of this Agreement;

                                    (iii)   the  relocation  of the office of
         the Executive to a location more than 25 miles from the location where the Executive is employed immediately prior to the Change in Control;

                                    (iv)    the  failure by the  Company  to
         continue in effect any compensation plan in which the Executive participates, including but not limited to all plans described in
         Section 3 of this Agreement, or any substitute plans adopted after the date hereof, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein on at least as favorable a basis as that enjoyed by other similarly situated executives of the Company and its Affiliates;

                                    (v)     the failure by the Company to
         continue to provide the Executive with benefits at least as favorable to those enjoyed by other similarly situated executives of the Company and its Affiliates under any of the Company's pension,
         life  insurance,   medical,   dental,  health  and accident,
         disability, deferred compensation or savings plans, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive; or

                                    (vi)    the failure to obtain a
         satisfactory agreement from any successor of the Company to assume and agree to perform this Agreement, as contemplated in Section 8 hereof or, if the business of the Company for which the Executive's services are principally performed is sold, the purchaser of such business shall fail to agree to provide the Executive with the same or a comparable position, duties, salary and benefits as provided to the Executive by the Company hereunder.

                           (c)      Notice of Termination.    For  purposes  of
this   Agreement,   a  "Notice  of Termination"  shall mean a written  notice
which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                           (d)      Date of  Termination.  "Date  of
Termination" shall mean (A) in the case of Retirement or death, the date of such event, (B) if the Executive's employment is terminated for Permanent Disability, thirty (30) days after a Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (C) for any other reason, the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days, and in the case of a termination by the Executive for Good Reason shall not be less than thirty (30) nor more than sixty (60) days from the date such Notice of Termination is given); provided that (except in the case of a termination by the Executive for Good Reason or by the Company without Cause) if within thirty
(30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal there from having expired and no appeal having been perfected); provided further that the Date of Termination shall be extended by a notice only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. In the case of any Notice of Termination, notwithstanding the pendency of any such dispute, the Company will continue to pay the Executive the Executive's Compensation in effect when the notice giving rise to the dispute was given and continue to provide the Executive with all additional benefits provided for in
Section 3 of this Agreement until the dispute is finally resolved in accordance with this Subsection, without regard to whether the dispute extends beyond the Term. Amounts paid under this Subsection in connection with a termination by the Executive for Good Reason or by the Company without Cause shall be subtracted from any other amounts due under this Agreement, and amounts paid in connection with any other termination are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

                           (e)      Permanent  Disability.  "Permanent
Disability" shall mean a disability within the meaning of the long-term disability plan of the Company which covers the Executive immediately prior to the Change in Control.

                           (f)      Retirement.      "Retirement"  shall  mean
the voluntary termination of the Executive's employment by the Executive in accordance with the Retirement Plan, if any, or any other plan or the retirement policy of the Company.

                           (g)      Affiliate.       The term  "Affiliate"
includes any company or other entity or person controlling, controlled by or under common control with the Company.

                           (h)      Compensation.    The  term  "Compensation"
shall mean all amounts paid or payable to the Executive pursuant to Sections 3(a), 3(b) and 3(c) of this Agreement.

                  8.       Successors; Binding Agreement

                           (a)      The  Company  will  require  any  successor
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive had terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

                           (b)      This  Agreement  shall  inure  to the
benefit  of and  be  enforceable  by the Executive's  personal  or  legal
representatives,   executors,  administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to the Executive's estate.

                  9.       Indemnification

                           The Company will  indemnify the  Executive to the
fullest extent permitted (including payment of express in advance of final disposition of a proceeding) by the laws of the State of Maryland, as in effect at the time of the subject act or omission, or by the Articles of Incorporation and Bylaws of the Company, as in effect at such time or on the date of this Agreement, whichever affords or afforded greatest protection to the Executive, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers (and to the extent the Company maintains such an insurance policy or policies, the Executive shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage provided for any Company officer or director), against all costs, charges and expenses whatsoever incurred or sustained by him or his legal representatives at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company or any subsidiary thereof, or his serving or having served any other enterprise as a director, officer or employee at the request of the Company.

                  10.      Notices

                           Any  notice  hereunder  by  either  party to the
other shall be given in writing by personal delivery, telex, telecopy or certified mail, return receipt requested, to the address first set forth below in the case of the Company, and to the address set forth on the signature page hereof in the case of the Executive (or, in either case, to such other address as may from time to time be designated by notice by any party hereto for such purpose):

                            HCIA Inc.
                            300 East Lombard Street
                            Baltimore, Maryland 21202
                            Attn:  Corporate Secretary

Notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by telex or telecopy, on the business day following receipt of answer back or telecopy confirmation or, if by certified mail, on the date shown on the applicable return receipt.

                  11.      Amendment and Waiver

                           No provision of this  Agreement may be amended,
modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  12.      Merger of Prior Negotiations

                           This   Agreement   sets  forth  all  of  the
promises,   agreements,   conditions   and understandings  between the parties
hereto  respecting the subject matter hereof and   supersedes   all   prior
negotiations,    conversations,    discussions, correspondence,  memoranda and
agreements  between the parties  concerning  such subject matter.

                  13.      Partial Invalidity

                           If  the  final  determination  of  a  court  of
competent jurisdiction or arbitrator declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable, (a) the remaining term and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  14.      Governing Law

                           This Agreement is to be governed by and  interpreted
in accordance with the laws of the State of Maryland, exclusive of its conflict of laws principles.

                  15.      Counterparts

                           This  Agreement  may be  executed  in two or more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  16.      Reduction of Payments In Certain Cases

                           Notwithstanding  anything  herein to the  contrary,
if any amounts due to the Executive under this Agreement (including without limitation any amount due pursuant to Section 4) and any other plan or program of the Company constitute a "parachute payment," as such term is defined in
Section 280G(b)(2) of the Code, and the amount of the parachute payment, reduced by all federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to Section 4999 of the Code, is less than the amount the Executive would receive if the Executive were paid three times the Executive's "base amount," as defined in Section 280G(b)(3) of the Code, less $1.00, reduced by all federal, state and local taxes applicable thereto, then the aggregate of the amounts constituting the parachute payment shall be reduced to an amount that will equal three times the Executive's base amount less $1.00. The determinations to be made with respect to this Section 16 shall be made by an accounting firm (the "Auditor") jointly selected by the Company and the Executive and paid by the Company. If the Executive and the Company cannot agree on the firm to serve as the Auditor, then the Executive and the Company shall each select one accounting firm and these two firms shall jointly select the accounting firm to serve as the Auditor. If a determination is made by the Auditor that a reduction in the aggregate of all payments due to the Executive upon a Change in Control is required by this
Section 16, the Executive shall have the right to specify the portion of such reduction, if any, that will be made under this Agreement and each plan or program of the Company. If the Executive does not so specify within 60 days following the date of a determination by the Auditor pursuant to the preceding sentence, the Company shall determine, in its sole discretion, the portion of such reduction, if any, to be made under this Agreement and each plan or program of the Company.

                  17.      Arbitration

                           Any dispute or controversy  arising under or in
connection with this Agreement shall be settled exclusively by arbitration in Baltimore, Maryland in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Company shall promptly reimburse the Executive for all legal fees and expenses incurred by the Executive in connection with a successful claim to enforce his rights under this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

                             HCIA INC.



                             By: ___________________________________(SEAL)
                                   George D. Pillari
                                   Chairman, President and Chief
                                   Executive Officer


                             EXECUTIVE


                             _______________________________________(SEAL)
                             Name:
                             Title:
                             Address: